UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

August 10, 2017 (August 1, 2017)
Date of Report (Date of earliest event reported)

Boulder Growth & Income Fund, Inc.
 (Exact name of registrant as specified in its charter)

Maryland	811-02328	13-272967
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2344 Spruce Street, Suite A Boulder, CO	80302
(Address of principal executive offices)	(Zip Code)

(303) 444-5483
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 – Regulation FD Disclosure

At its meeting on August 1, 2017, the Board of Directors of Boulder Growth & Income Fund, Inc., a Maryland corporation (the "Corporation") approved and adopted the First Amendment (the "Amendment") to the Amended and Restated Bylaws of the Corporation. The Amendment became effective August 1, 2017 and provides for state and federal courts located in the State of Maryland being the exclusive forum for bringing actions against the Corporation. The Corporation previously has not had any bylaw provision that specifies Maryland or any other jurisdiction as the forum for bringing actions against the Corporation.

The foregoing summary of the Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Amendment, which is attached hereto as Exhibit 3.1 and incorporated herein by reference.

Item 9.01 - Financial Statements and Exhibits.

(d) Exhibits.

3.1	First Amendment to the Amended and Restated Bylaws of the Corporation

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 10, 2017                                                                                                  By:            /s/ Stephen C. Miller
Stephen C. Miller
President